Workiva Inc. Announces Third Quarter 2021 Financial Results
•Increased Q3 2021 Subscription & Support Revenue by 30.4% over Q3 2020
•Generated Total Q3 2021 Revenue of $112.7 Million, up 27.9% over Q3 2020
•Achieved 41.3% YOY Growth of Customers with Annual Contract Value Over $150K
•Raises Full-Year 2021 Revenue Guidance

AMES, Iowa - November 3, 2021 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its third quarter ended September 30, 2021.
"Workiva delivered another strong quarter, beating third quarter guidance for revenue and operating results," said Marty Vanderploeg, Chief Executive Officer. "We achieved 30.4% organic growth in subscription & support revenue, and 27.9% in total revenue."
"We continue to build on our market leadership and the increased demand for financial and ESG reporting solutions that drive digital transformations," Vanderploeg added.
"Due to our continued outperformance, we are raising our full-year guidance," said Jill Klindt, Chief Financial Officer. "We now expect total revenue to range from $439 million to $440 million, and non-GAAP operating income to range from $15 million to $16 million."
Third Quarter 2021 Financial Highlights
•Revenue: Total revenue for the third quarter of 2021 reached $112.7 million, an increase of 27.9% from $88.1 million in the third quarter of 2020. Subscription and support revenue contributed $98.9 million, up 30.4% versus the third quarter of 2020. Professional services revenue was $13.8 million, an increase of 12.5% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2021 was $86.3 million compared with $66.2 million in the same quarter of 2020. GAAP gross margin was 76.6% versus 75.2% in the third quarter of 2020. Non-GAAP gross profit for the third quarter of 2021 was $87.4 million, an increase of 30.7% compared with the prior year's third quarter, and non-GAAP gross margin was 77.6% compared to 75.9% in the third quarter of 2020.
•Results from Operations: GAAP loss from operations for the third quarter of 2021 was $8.0 million compared with a loss of $6.9 million in the prior year's third quarter. Non-GAAP income from operations was $5.0 million, compared with non-GAAP income from operations of $3.7 million in the third quarter of 2020.
•GAAP Net Loss: GAAP net loss for the third quarter of 2021 was $6.6 million compared with a net loss of $10.4 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.13 compared with a net loss per basic and diluted share of $0.21 in the third quarter of 2020.
•Non-GAAP Net Income: Non-GAAP net income for the third quarter of 2021 was $8.7 million compared with net income of $2.5 million in the prior year's third quarter. Non-GAAP net income per basic share and diluted share was $0.17 and $0.15, respectively, compared with net income per basic and diluted share of $0.05 in the third quarter of 2020.
•Liquidity: As of September 30, 2021, Workiva had cash, cash equivalents and marketable securities totaling $522.3 million, compared with $530.0 million as of December 31, 2020. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $17.1 million of finance lease obligations outstanding as of September 30, 2021.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 4,146 customers as of September 30, 2021, a net increase of 563 customers from September 30, 2020.
•Revenue Retention Rate: As of September 30, 2021, Workiva's revenue retention rate (excluding add-on revenue) was 96.5%, and the revenue retention rate including add-on revenue was 111.1%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2021, Workiva had 1,043 customers with an annual contract value (ACV) of more than $100,000, up 33% from 785 customers at September 30, 2020. Workiva had 541 customers with an ACV of more than $150,000, up 41% from 383 customers in the third quarter of 2020.
•On July 30, 2021, we acquired all of the equity interest in OneCloud, Inc., an integration platform as a service (iPaaS) company, in order to extend our integration and data preparation capabilities.
Financial Outlook
As of November 3, 2021, Workiva is providing guidance as follows:
Fourth Quarter 2021 Guidance:
•Total revenue is expected to be in the range of $116.5 million to $117.5 million.
•GAAP loss from operations is expected to be in the range of $15.6 million to $14.6 million.
•Non-GAAP loss from operations is expected to be in the range of $2.8 million to $1.8 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.37 to $0.35.
•Non-GAAP net loss per basic share is expected to be in the range of $0.07 to $0.05.
•Net loss per basic share is based on 51.7 million weighted-average shares outstanding.
Full Year 2021 Guidance:
•Total revenue is expected to be in the range of $439.0 million to $440.0 million.
•GAAP loss from operations is expected to be in the range of $33.5 million to $32.5 million.
•Non-GAAP income from operations is expected to be in the range of $15.0 million to $16.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.83 to $0.81.
•Non-GAAP net income per basic and diluted share is expected to be in the range of $0.30 to $0.32.
•Net income (loss) per basic and diluted share is based on 51.1 million weighted-average shares outstanding.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement".
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter, in addition to discussing the Company’s outlook for the fourth quarter and full year 2021. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 8009407. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 10, 2021, at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 8009407. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, amortization expense for acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Adam Terese		Kevin McCarthy
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)
Revenue
Subscription and support	$98,912	$75,850	$275,053	$214,907
Professional services	13,781	12,249	47,449	42,853
Total revenue	112,693	88,099	322,502	257,760
Cost of revenue
Subscription and support (1)	15,606	12,013	42,906	36,264
Professional services (1)	10,799	9,873	31,766	30,262
Total cost of revenue	26,405	21,886	74,672	66,526
Gross profit	86,288	66,213	247,830	191,234
Operating expenses
Research and development (1)	29,841	23,956	84,305	70,458
Sales and marketing (1)	46,026	35,487	128,586	106,874
General and administrative (1)	18,390	13,642	52,795	46,564
Total operating expenses	94,257	73,085	265,686	223,896
Loss from operations	(7,969)	(6,872)	(17,856)	(32,662)
Interest income	219	471	834	2,832
Interest expense	(3,508)	(3,500)	(10,495)	(10,467)
Other income (expense), net	3,805	(387)	3,265	263
Loss before (benefit) provision for income taxes	(7,453)	(10,288)	(24,252)	(40,034)
(Benefit) provision for income taxes	(885)	67	(846)	351
Net loss	$(6,568)	$(10,355)	$(23,406)	$(40,385)
Net loss per common share:
Basic and diluted	$(0.13)	$(0.21)	$(0.46)	$(0.84)
Weighted-average common shares outstanding - basic and diluted	51,441,688	48,840,131	50,921,612	48,188,183

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)
Cost of revenue
Subscription and support	$731	$426	$1,824	$1,293
Professional services	407	272	1,183	1,062
Operating expenses
Research and development	2,347	2,167	7,195	5,790
Sales and marketing	4,095	2,687	10,481	8,367
General and administrative	5,107	5,049	14,679	18,919

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$291,125	$322,831
Marketable securities	231,224	207,207
Accounts receivable, net	64,099	68,922
Deferred costs	28,021	21,923
Other receivables	3,354	3,155
Prepaid expenses and other	13,092	9,047
Total current assets	630,915	633,085
Property and equipment, net	28,490	29,365
Operating lease right-of-use assets	14,536	15,844
Deferred costs, non-current	29,234	23,421
Goodwill	34,279	—
Intangible assets, net	8,193	1,583
Other assets	4,568	3,708
Total assets	$750,215	$707,006
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,018	$2,843
Accrued expenses and other current liabilities	78,799	68,256
Deferred revenue	235,754	208,990
Convertible senior notes, current	296,341	—
Finance lease obligations	1,776	1,705
Total current liabilities	616,688	281,794
Convertible senior notes, net	—	289,490
Deferred revenue, non-current	31,463	35,894
Other long-term liabilities	1,335	1,680
Operating lease liabilities, non-current	15,231	17,209
Finance lease obligations, non-current	15,320	16,662
Total liabilities	680,037	642,729
Stockholders’ equity
Common stock	51	49
Additional paid-in-capital	508,025	478,698
Accumulated deficit	(438,106)	(414,700)
Accumulated other comprehensive income	208	230
Total stockholders’ equity	70,178	64,277
Total liabilities and stockholders’ equity	$750,215	$707,006

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(6,568)	$(10,355)	$(23,406)	$(40,385)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,429	1,080	3,580	3,195
Stock-based compensation expense	12,687	10,601	35,362	35,431
Recovery of doubtful accounts	(61)	(550)	(162)	(191)
Amortization of premiums and discounts on marketable securities, net	811	106	2,199	319
Gain on settlement of equity securities	(3,698)	—	(3,698)	—
Amortization of debt discount and issuance costs	2,301	2,231	6,851	6,641
Deferred income tax	(930)	63	(914)	(68)
Changes in assets and liabilities:
Accounts receivable	2,074	(13,307)	5,233	4,805
Deferred costs	(2,027)	(4,818)	(12,104)	(6,381)
Operating lease right-of-use asset	985	1,019	2,906	2,992
Other receivables	(628)	224	(204)	29
Prepaid expenses	(1,024)	(211)	(4,049)	(3,056)
Other assets	(514)	83	(1,197)	(600)
Accounts payable	478	(181)	1,214	(3,255)
Deferred revenue	9,949	16,182	22,028	11,314
Operating lease liability	(1,112)	(1,115)	(3,390)	(3,438)
Accrued expenses and other liabilities	2,161	6,822	10,327	12,538
Net cash provided by operating activities	16,313	7,874	40,576	19,890
Cash flows from investing activities
Purchase of property and equipment	(771)	(379)	(2,431)	(1,763)
Purchase of marketable securities	(48,213)	(7,980)	(143,085)	(45,269)
Sale of marketable securities	—	—	250	11,423
Maturities of marketable securities	45,579	16,300	116,371	42,337
Business combinations, net of cash acquired	(35,067)	—	(35,067)	—
Purchase of intangible assets	(64)	(102)	(187)	(253)
Other investments	—	—	(750)	—
Net cash (used in) provided by investing activities	(38,536)	7,839	(64,899)	6,475

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	3,174	4,795	8,792	14,253
Taxes paid related to net share settlements of stock-based compensation awards	(15,809)	—	(23,686)	(2,111)
Proceeds from shares issued in connection with employee stock purchase plan	4,624	3,567	8,861	7,227
Principal payments on finance lease obligations	(430)	(410)	(1,271)	(1,212)
Net cash (used in) provided by financing activities	(8,441)	7,952	(7,304)	18,157
Effect of foreign exchange rates on cash	(405)	346	(79)	(132)
Net (decrease) increase in cash and cash equivalents	(31,069)	24,011	(31,706)	44,390
Cash and cash equivalents at beginning of period	322,194	402,121	322,831	381,742
Cash and cash equivalents at end of period	$291,125	$426,132	$291,125	$426,132

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Gross profit, subscription and support	$83,306	$63,837	$232,147	$178,643
Add back: Stock-based compensation	731	426	1,824	1,293
Gross profit, subscription and support, non-GAAP	$84,037	$64,263	$233,971	$179,936
As a percentage of subscription and support revenue, non-GAAP	85.0%	84.7%	85.1%	83.7%

Gross profit, professional services	$2,982	$2,376	$15,683	$12,591
Add back: Stock-based compensation	407	272	1,183	1,062
Gross profit, professional services, non-GAAP	$3,389	$2,648	$16,866	$13,653
As a percentage of professional services revenue, non-GAAP	24.6%	21.6%	35.5%	31.9%

Gross profit	$86,288	$66,213	$247,830	$191,234
Add back: Stock-based compensation	1,138	698	3,007	2,355
Gross profit, non-GAAP	$87,426	$66,911	$250,837	$193,589
As percentage of revenue, non-GAAP	77.6%	75.9%	77.8%	75.1%

Cost of revenue, subscription and support	$15,606	$12,013	$42,906	$36,264
Less: Stock-based compensation	731	426	1,824	1,293
Cost of revenue, subscription and support, non-GAAP	$14,875	$11,587	$41,082	$34,971
As percentage of revenue, non-GAAP	13.2%	13.2%	12.7%	13.6%

Cost of revenue, professional services	$10,799	$9,873	$31,766	$30,262
Less: Stock-based compensation	407	272	1,183	1,062
Cost of revenue, professional services, non-GAAP	$10,392	$9,601	$30,583	$29,200
As percentage of revenue, non-GAAP	9.2%	10.9%	9.5%	11.3%

Research and development	$29,841	$23,956	$84,305	$70,458
Less: Stock-based compensation	2,347	2,167	7,195	5,790
Less: Amortization of acquisition-related intangibles	275	—	275	—
Research and development, non-GAAP	$27,219	$21,789	$76,835	$64,668
As percentage of revenue, non-GAAP	24.2%	24.7%	23.8%	25.1%

Sales and marketing	$46,026	$35,487	$128,586	$106,874
Less: Stock-based compensation	4,095	2,687	10,481	8,367
Less: Amortization of acquisition-related intangibles	13	—	13	—
Sales and marketing, non-GAAP	$41,918	$32,800	$118,092	$98,507
As percentage of revenue, non-GAAP	37.2%	37.2%	36.6%	38.2%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
General and administrative	$18,390	$13,642	$52,795	$46,564
Less: Stock-based compensation	5,107	5,049	14,679	18,919
General and administrative, non-GAAP	$13,283	$8,593	$38,116	$27,645
As percentage of revenue, non-GAAP	11.8%	9.8%	11.8%	10.7%

Loss from operations	$(7,969)	$(6,872)	$(17,856)	$(32,662)
Add back: Stock-based compensation	12,687	10,601	35,362	35,431
Add back: Amortization of acquisition-related intangibles	288	—	288	—
Income from operations, non-GAAP	$5,006	$3,729	$17,794	$2,769
As percentage of revenue, non-GAAP	4.4%	4.2%	5.5%	1.1%

Net loss	$(6,568)	$(10,355)	$(23,406)	$(40,385)
Add back: Stock-based compensation	12,687	10,601	35,362	35,431
Add back: Amortization of acquisition-related intangibles	288	—	288	—
Add back: Non-cash interest expense related to convertible senior notes	2,301	2,231	6,851	6,641
Net income, non-GAAP	$8,708	$2,477	$19,095	$1,687
As percentage of revenue, non-GAAP	7.7%	2.8%	5.9%	0.7%

Net loss per basic and diluted share:	$(0.13)	$(0.21)	$(0.46)	$(0.84)
Add back: Stock-based compensation	0.25	0.21	0.69	0.74
Add back: Amortization of acquisition-related intangibles	0.01	—	0.01	—
Add back: Non-cash interest expense related to convertible senior notes	0.04	0.05	0.13	0.14
Net income per basic share, non-GAAP	$0.17	$0.05	$0.37	$0.04
Net income per diluted share, non-GAAP	$0.15	$0.05	$0.34	$0.03

Weighted-average common shares outstanding - basic, non-GAAP	51,441,688	48,840,131	50,921,612	48,188,183
Weighted-average common shares outstanding - diluted, non-GAAP	56,563,730	53,209,214	55,687,528	52,417,046

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2021			Year ending December 31, 2021

Loss from operations, GAAP range	$(15,611)	-	$(14,611)	$(33,467)	-	$(32,467)
Add back: Stock-based compensation	12,384		12,384	47,746		47,746
Add back: Amortization of acquisition-related intangibles	433		433	721		721
Net (loss) income from operations, non-GAAP range	$(2,794)	-	$(1,794)	$15,000	-	$16,000

Net loss per share, GAAP range	$(0.37)	-	$(0.35)	$(0.83)	-	$(0.81)
Add back: Stock-based compensation	0.24		0.24	0.93		0.93
Add back: Amortization of acquisition-related intangibles	0.01		0.01	0.01		0.01
Add back: Non-cash interest expense related to convertible senior notes	0.05		0.05	0.19		0.19
Net (loss) income per share, non-GAAP range	$(0.07)	-	$(0.05)	$0.30	-	$0.32

Weighted-average common shares outstanding - basic	51,700,000		51,700,000	51,100,000		51,100,000